Digital Ally, Inc. Granted Extension by NASDAQ

Digital Ally Expects to Regain Compliance Required by NASDAQ by June 30, 2020

Lenexa, KS | March 9, 2020, Digital Ally, Inc. (NASDAQ: DGLY) (the “Company”), which develops, manufactures and markets advanced video recording products for law enforcement, emergency management, fleet safety and security, today announced it has received notice from the NASDAQ hearing panel (the “Panel”) that the Company has been granted an extension until June 30, 2020 to regain compliance with the minimum stockholder equity required for continued listing on NASDAQ, as set forth in NASDAQ Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). In a hearing with the Panel on February 20, 2020 the Company presented a strategic plan to regain and sustain compliance with the Stockholders’ Equity Requirement.

Stanton Ross, Chief Executive Officer, stated “We are extremely pleased to have been granted this extension with NASDAQ and believe that we will meet and exceed the requirement set forth. We are working very hard for our shareholders as we continue to expand our market share in the law enforcement community as well as the commercial fleet industry. With the recent acquisitions of new business domestically and internationally and the retention of current customers, we are very excited for the future,” concluded Mr. Ross.

About Digital Ally

Digital Ally®, headquartered in Lenexa, KS, specializes in the design and manufacturing of the highest quality video recording equipment and video analytic software. Digital Ally pushes the boundaries of technology in industries such as law enforcement, emergency management, fleet safety and security. Digital Ally’s complete product solutions include vehicle and body cameras, flexible software storage, and automatic recording technology. These products work seamlessly together and are simple to install and operate. Digital Ally products are sold by domestic direct sales representatives and international distributors worldwide.

For additional news and information please visit www.digitalallyinc.com or follow additional Digital Ally Inc. social media channels here:

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Contact Information

Stanton Ross, CEO

Tom Heckman, CFO

Digital Ally, Inc

913-814-7774

info@digitalallyinc.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the Company’s ability to regain compliance with the minimum stockholder equity required for continued listing on NASDAQ, as set forth in NASDAQ Listing Rule 5550(b)(1) prior to June 30, 2020 and to continue to maintain compliance beyond June 30, 2020; the Company’s ability to expand its market share in the law enforcement community as well as the commercial fleet industry , the Company’s the decision of the United States Court of Appeals regarding the Company’s appeal of the District Court’s decision in the Axon litigation; whether the Company will ultimately prevail in its patent litigation against Axon; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “projects,” “should,” or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2018 and quarterly report on Form 10-Q for the three and nine months ended September 30, 2019, as filed with the Securities and Exchange Commission.